Exhibit 16.1

595 Stewart Avenue, Suite 520

Garden City, New York 11530

Tel (516) 228-6600

Fax (516) 228-6664

July 15, 2026

Securities and Exchange Commission

I00 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statement made by RetinalGenix Technologies, Inc. under Item 4.01 of its Current Report on Form 8-K to be filed with the Securities and Exchange Commission on July 15, 2026. We agree with the statements concerning our firm contained therein.

We have no basis to agree or disagree with statements pertaining to the successor accountants.

Yours truly,

/s/ Liebman Hymowitz LLP

Liebman Hymowitz LLP